UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2009

CHAPARRAL ENERGY, INC. (Exact Name of Registrant as Specified in Charter)

Delaware	333-134748	73-1590941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma	73114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

______________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective May 21, 2009, Chaparral Energy, Inc. (the “Company”), Chaparral Energy, L.L.C., in its capacity as borrower representative for the borrowers, JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), and each of the lenders party thereto (the “Lenders”), entered into a Fifth Amendment to the Seventh Restated Credit Agreement dated October 31, 2006 by and among the Company, borrowers, Administrative Agent, other agents party thereto and the Lenders (the “Credit Agreement”).

The Company entered into the Fifth Amendment in connection with the semi-annual redetermination of the Company’s borrowing base under the Credit Agreement. The Fifth Amendment provides for the following approvals and modifications with respect to the Credit Agreement:

▪	Reaffirmation of the Company’s $600,000,000 borrowing base until its next redetermination date;

▪

Approval of the monetization of select 2012 and 2013 oil derivatives currently used in determining the borrowing base, through the next scheduled redetermination date of November 1, 2009, with the borrowing base being reduced dollar for dollar by 85% of the net realized proceeds received from the monetization of such derivatives;

▪

Approval of the use of proceeds from non-borrowing base asset sales, incremental equity sales, and/or excess proceeds from derivative monetizations to buy back the Company’s existing bonds, through the next scheduled redetermination date of November 1, 2009, subject to certain limitations, including the requirement that Excess Available Cash exceeds $75,000,000 after giving effect to such repurchase;

▪

Adjustment of the Consolidated Senior Total Debt to Consolidated EBITDAX covenant to subtract cash from the calculation of Consolidated Senior Total Debt, and to reset the covenant levels to 3.00x for periods ending June 30, 2009 through March 31, 2010, 2.75x for the periods ending June 30, 2010 through December 31, 2010, and 2.50x for periods ending March 31, 2011 and thereafter;

▪

Amendment of the definition of Consolidated EBITDAX to clarify that it includes net realized proceeds from derivatives that are monetized in accordance with the Credit Agreement, provided that such derivatives would have otherwise been recognized within the 12-month period following the date of such monetization. Net realized proceeds from the permitted monetization of 2012 and 2013 hedges described above will not be included in the calculation of Consolidated EBITDAX;

▪

An increase in the margins applicable to the Company’s LIBOR borrowings from 2.000% to 3.750% to a range of 2.500% to 4.250%, depending on the utilization percentage of the borrowing base, and an increase in the margins applicable to the Company’s ABR borrowings from the current range of 1.125% to 2.875% to a range of 1.625% to 3.375%, depending on the utilization percentage of the borrowing base; and

▪	A limitation on the Company’s capital expenditures for April 1, 2009 to December 31, 2009 to discretionary cash flows, defined as EBITDAX less interest expense and cash taxes.

The Company paid an amendment fee of 0.375% of its borrowing base to the consenting Lenders.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Seventh Restated Credit Agreement dated as of May 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Date: May 26, 2009	By: /s/ Mark A. Fischer
Name: Mark A. Fischer
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Fifth Amendment to Seventh Restated Credit Agreement dated as of May 21, 2009	Filed herewith electronically

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